EXHIBIT 99.1	Press Release issued by Procera Networks, Inc. on July 19, 2007.

PRESS RELEASE

FOR IMMEDIATE RELEASE

Procera Networks Completes Funding Round to Fuel Strategic Growth Initiatives

Procera Addresses Growing Global Market Demand for Network Traffic and Service Management Infrastructure

LOS GATOS, CA -– (MARKET WIRE) -– 07/19/2007 -– Procera® Networks, Inc. (OTCBB: PRNW), a pioneering developer of carrier-grade network traffic and service management infrastructure equipment, today announced the completion of a common stock offering valued at $8 million. Four million shares of restricted common stock were sold. The investors received no warrants.  The offering was placed by Chadbourn Securities which received cash compensation and warrants as consideration.

The funding was provided by multiple private and institutional investors, including a substantial number of investors who participated in one or more previous stock offerings of Procera Networks.  The funds will be used to address the rapidly expanding market for Procera’s flagship PacketLogic network traffic and service management products.

In recent months, Procera has achieved strong growth across several market segments, including broadband service providers, cable operators and higher education institutions, and has received notable industry recognition.  The new PacketLogic 9200 platform and Version 11 software was awarded NXTcomm’s Eos Excellence of Achievement Award for technology innovation at the backbone or network edge, and the PacketLogic 7600 was certified as ‘Up to Spec’ by The Tolly Group, a well-known independent third-party testing and validation firm.

“We are pleased with the progress we have made in expanding our sales, marketing and development efforts on a global scale, and we look forward to gaining further momentum as the market for network traffic management continues to expand and develop,” said Doug Glader, President and CEO of Procera Networks.  “Through this funding, we have substantially strengthened our balance sheet and are well positioned to aggressively address the global market for PacketLogic.”

The PacketLogic product family includes the PL5600, PL7600, PL7620 and PL9200 models, which range from 4 Mbps to 2.5 Gbps bidirectional throughput capacity.  The modular software design includes Surveillance (standard in all PacketLogic systems), Filtering, Traffic Shaping, and Statistics options.

About Procera Networks
Founded in 2002, Procera Networks, Inc. (PRNW.OB) is a global provider of intelligent network traffic identification, control and service management infrastructure equipment. Procera's core product suite, the PacketLogic™ line of appliances, provides the most accurate application identification available today by using the industry leading connection identification engine DRDL™ (Datastream Recognition Definition Language). PacketLogic is deployed at more than 350 broadband service providers (xSPs), Telcos, colleges and universities worldwide. For more information, visit http://www.proceranetworks.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in this press release, the words "plan," "confident that," "believe," "scheduled," "expect," or "intend to," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, the ability of Procera to commercialize the applicable technology and introduce products and the acceptance of those products by the market, the ability of resellers to sell the Procera products, market conditions, the general acceptance of the Company's products and technologies, competitive factors, timing, and other risks described in the Company's reports and filings with the SEC (Securities and Exchange Commission) from time to time.

Contact Procera:
Evelyn Miller
Procera Networks, Inc.
408.354.9238
evelyn.miller@proceranetworks.com

Albert Lopez
Procera Networks, Inc.
408.354.7565
albert.lopez@proceranetworks.com

John Liviakis (Investor Relations)
Liviakis Financial Communications Inc.
415.389.4670

Procera Networks is a registered trademark, and PacketLogic and DRDL are trademarks of Procera Networks Inc. All rights reserved. All other products or brands mentioned are trademarks and/or service marks of their respective owners.